UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2005

NII HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32421	91-1671412
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10700 Parkridge Boulevard, Suite 600
Reston, Virginia		20191
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 390-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

     As described in more detail in Item 4.02(a) of this report, on March 4, 2005 the audit committee of our board of directors, upon the recommendation of management and after discussion with our current independent registered public accounting firm, concluded that we will restate our previously issued financial statements and related footnotes as of and for the nine and three months ended September 30, 2004 and 2003 contained in our quarterly report on Form 10-Q for the period ended September 30, 2004. Previously, as disclosed in our current report on Form 8-K filed on October 28, 2004, the audit committee of our board of directors had concluded on October 27, 2004 to restate certain previously issued financial statements and related footnotes contained in our annual report on Form 10-K for the year ended December 31, 2003 (including the comparative 2002 periods) and our quarterly reports on Form 10-Q for the periods ended March 31, 2004 and June 30, 2004 (including the comparative 2003 periods).

     The pending restatement of our previously issued financial statements and related footnotes contained in our quarterly report on Form 10-Q as of and for the three and nine month periods ended September 30, 2004 and 2003 is necessary due to income tax computational errors in the restatement footnote combined with other identified and quantified errors related to revenue recognized for suspended customers in Mexico, the timing of insurance claims recorded for damaged equipment in Mexico, an understatement of depreciation expense for handsets under operating leases in Argentina and certain errors in the calculation of income taxes for financial statement purposes. All of our restatements mentioned above will also reflect corrections relating to previously disclosed bookkeeping errors that we identified at our Mexican subsidiary and the release of valuation allowances related to deferred tax assets. We will correct all of these errors in the periods in which they originated. Additional details related to these errors are provided at the end of Item 4.02(a) below.

     All of these errors are non-cash in nature and have no material impact on our operating metrics, operating revenues or operating income before depreciation and amortization, a non-GAAP measure. As previously disclosed, the Company has initiated corrective actions to improve internal controls in Mexico. We are continuing to address additional items identified in connection with the integrated year end audit process, including the Sarbanes-Oxley Section 404 reviews performed by management. In addition, our business outlook remains strong and we exceeded our 2004 guidance targets for subscribers, operating revenues and operating income before depreciation and amortization.

     We expect to file our amended 2003 annual report on Form 10-K/A and our amended quarterly reports on Form 10-Q/A for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 on or before March 31, 2005.

     Due to the time required to complete the restatements, we anticipate that it will be necessary to file for an extension pursuant to Rule 12b-25 of the filing of our annual report on Form 10-K for the year ended December 31, 2004 and that we will file our 2004 annual report on or before March 31, 2005.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On March 4, 2005, the audit committee of our board of directors, upon the recommendation of management and after discussion with our current independent registered public accounting firm, concluded that the previously issued financial statements and related footnotes as of and for the nine and three months ended September 30, 2004 and 2003 contained in our quarterly report on Form 10-Q for the period ended September 30, 2004 should not be relied upon because of errors in those financial statements and that we will restate these financial statements to make the necessary accounting corrections. Previously, as disclosed in our current report on Form 8-K filed on October 28, 2004, the audit committee of our board of directors had concluded on October 27, 2004 to restate certain previously issued financial statements contained in our annual report on Form 10-K for the year ended December 31, 2003 (including the comparative 2002 periods) and our quarterly reports on Form 10-Q for the periods ended March 31, 2004 and June 30, 2004 (including the comparative 2003 periods).

     We have reviewed and discussed these errors as well as the required accounting treatment and disclosure with PricewaterhouseCoopers LLP, our current independent registered public accounting firm. We have also have reviewed and discussed these errors, as well as the required accounting treatment and disclosure, as it relates to 2002, with Deloitte & Touche LLP, our former independent registered public accounting firm. The audit committee has discussed with PricewaterhouseCoopers LLP the matters disclosed in this report.

     Description of Adjustments

     As previously disclosed in our quarterly report on Form 10-Q for the quarter ended September 30, 2004, we identified bookkeeping errors at our operating company in Mexico and an error in the application of generally acceptable accounting principles related to the reversal of deferred tax valuation allowances in existence upon our emergence from Chapter 11 reorganization. We recorded adjustments to correct these errors in our consolidated financial statements as of and for the nine and three month periods ended September 30, 2004 and 2003 included in our quarterly report on Form 10-Q for the period ended September 30, 2004. In addition, we included a footnote in our quarterly report on Form 10-Q for the period ended September 30, 2004 to disclose the effect of those restatement items on our consolidated financial statements for the years ended December 31, 2003 and 2002 and each of the periods in the nine months ended September 30, 2004 and 2003.

     Subsequent to filing our quarterly report on Form 10-Q for the period ended September 30, 2004, we identified the following additional adjustments:

     We reviewed the accrued revenue recognized for customers that had service suspended in Mexico and determined that the revenues for these customers should be accounted for on a cash basis given the uncertainty related to the collection of receivables from customers on a suspended status. The impact of this change in our accounting for revenue for suspended customers was a decrease of $1.2 million in revenue and pre-tax income for the three months ended September 30, 2004.

     We reviewed the accounting treatment for various insurance claims related to damaged equipment at our operating company in Mexico. As a result of this review, we determined that write-downs of damaged equipment and recording of insurance claims receivables were recorded in the incorrect quarters within 2004 and that an insurance claim receivable should not have been recorded as it was not deemed to be probable. The net impact was a $0.8 million write-off of equipment in the second quarter, which was originally recorded in the third quarter, and a $1.8 million increase in operating expenses for the nine months ended September 30, 2004.

     During the course of our review, we separately identified an additional matter at our operating company in Argentina. During the monthly process to convert the operating results from accounting principles generally accepted in Argentina (Argentine GAAP) to accounting principles generally accepted in the United States (U.S. GAAP), the depreciation expense related to handsets under operating leases was erroneously omitted for U.S. GAAP reporting purposes, resulting in understated depreciation expense, overstated pre-tax income and overstated net book value of property, plant and equipment as of and for the three-month periods ended December 31, 2003 and as of and for the nine months ended September 30, 2004. The amount of the errors related to depreciation expense in Argentina was an increase of $0.5 million for the three months ended December 31, 2003 and an increase of $1.6 million for the nine months ended September 30, 2004.

     For the two months ended December 31, 2002 and the ten months ended October 31, 2002, we identified errors in the calculation of income tax expense in Mexico for financial statement purposes. The adjustment to correct our income tax expense for this matter increases our long-lived assets as of October 31, 2002 because of the application of fresh start accounting under SOP 90-7. As a result, we understated amortization and depreciation related to those long-lived assets for periods subsequent to the ten months ended October 31, 2002. The amount of the errors for the combined periods ended December 31, 2002 was a $6.1 million understatement of income tax expense.

     In the process of preparing our amended consolidated financial statements for 2003, we identified a net overstatement of income tax expense of about $20.0 million for the year ended December 31, 2003 included in the restatement footnote in our previously issued financial statements contained in our quarterly report on Form 10-Q for the period ended September 30, 2004. We will report the corrected amounts when we file our 2003 annual report on Form 10-K/A.

     We will correct all of these errors in the periods in which they originated, including corrections to the original restatement adjustments recorded for previously disclosed bookkeeping errors that we identified at our Mexican subsidiary and the release of valuation allowances related to deferred tax assets.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
Date: March 7, 2005	By:	/s/ Robert J. Gilker
Robert J. Gilker
Vice President and General Counsel